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                                                                     EXHIBIT 8.1

                             KOREA THRUNET CO., LTD.

            LIST OF SIGNIFICANT SUBSIDIARIES AS OF DECEMBER 31, 2004


                                                                                    PERCENTAGE OF
                                                                                    OWNERSHIP AND
                                                         JURISDICTION OF         VOTING INTEREST HELD
          NAME                                           INCORPORATION                BY THRUNET
          ----                                           -------------           --------------------
Korea.com Communications Co., Ltd.                            Korea                    53.47%

Multiplus Limited(1)                                          Korea                    5.00%

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(1)   The operation of Multiplus was included in our consolidated financial statements in accordance with Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" due to the fact that each of the transactions with Multiplus, our special purpose entity, did not qualify as a true sale, thus the operation of the special purpose entity was consolidated under US GAAP.